Filed Pursuant to Rule 424(b)(3)
Registration No. 333-188181

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 29, 2015

PRELIMINARY PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 26, 2013

             Shares

Common Stock

We are offering              shares of our common stock, $0.01 par value.

Our common stock is listed on the New York Stock Exchange under the symbol “NYCB.” The last reported sale price of our common stock on the New York Stock Exchange on October 28, 2015 was $19.16 per share.

On October 21, 2015, our board of directors declared a $0.25 per share dividend, payable on November 18, 2015 to shareholders of record as of November 6, 2015. We expect this offering to close before November 6, 2015 and that investors in this offering will receive our dividend payable on November 18, 2015.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 9 of this prospectus supplement and in the documents we file with the Securities and Exchange Commission (the “SEC”).

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount and Commissions	Proceeds to New York Community Bancorp, Inc.
Per Share	$	$	$
Total	$	$	$

Delivery of the shares will be made on or about November     , 2015.

Book-Running Managers

Goldman, Sachs & Co.	BofA Merrill Lynch	Credit Suisse

The date of this prospectus supplement is October     , 2015.

PROSPECTUS SUPPLEMENT

PROSPECTUS

We are responsible for the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, and the other documents we incorporate by reference in this prospectus supplement and in the accompanying prospectus, may include forward-looking statements, including forward-looking statements regarding our prospective performance and strategies, within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations, are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or other similar expressions. Although we believe that our plans, intentions and expectations as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our ability to predict results or the actual effects of our plans and strategies are inherently uncertain. Accordingly, actual results, performance or achievements could differ materially from those contemplated, expressed or implied, by the forward-looking statements contained in this prospectus supplement and the accompanying prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the heading “Risk Factors,” beginning on page S-9 of this prospectus supplement, under the heading “Forward-Looking Statements and Associated Risk Factors” in our most recent Annual Report on Form 10-K, and in our other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•	changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we may acquire, including from Astoria Financial Corporation, or Astoria, into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•	risks relating to unanticipated costs of integration;

•	potential exposure to unknown or contingent liabilities of companies we have acquired or target for acquisition, including Astoria;

•	failure to obtain applicable regulatory or stockholder approvals for the proposed merger with Astoria in a timely manner or otherwise;

•	failure to satisfy other closing conditions to the proposed merger with Astoria;

•	failure to complete the proposed repositioning of our balance sheet;

•	the potential impact of announcement or consummation of the proposed merger with Astoria on relationships with third parties, including customers, employees and competitors;

•	ability to hire and retain key personnel;

•	ability to attract new customers and retain existing customers in the manner anticipated;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	the outcome of pending or threatened litigation, or of matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance, and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System, the Federal Reserve;

•	changes in accounting principles, policies, practices, or guidelines;

•	a material breach in performance by the Community Bank under our loss sharing agreements with the Federal Deposit Insurance Corporation, or the FDIC;

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•	changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•	changes in our credit ratings or in our ability to access the capital markets;

•	natural disasters, war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing, and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

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It should be noted that we routinely evaluate opportunities to expand through acquisitions and frequently conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

You should not place undue reliance on these forward-looking statements, which reflect our expectations only as of the date of this prospectus supplement. We do not assume any obligation to revise or update forward-looking statements except as may be required by law.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offerings such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer. This prospectus supplement provides you with specific information about the common stock we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Incorporation by Reference” on page S-30 of this prospectus supplement, before investing in shares of our common stock. Unless otherwise indicated in this prospectus supplement, the terms “Company,” “Parent Company,” “we,” “us” and “our” mean New York Community Bancorp, Inc. and its consolidated subsidiaries, including New York Community Bank and New York Commercial Bank (the “Community Bank” and the “Commercial Bank,” respectively, and collectively, the “Banks”).

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NEW YORK COMMUNITY BANCORP, INC.

With assets of $49.0 billion at September 30, 2015, we rank among the 25 largest U.S. bank holding companies and, with deposits of $28.3 billion at that date, we also rank among the 25 largest U.S. depositories. Primarily reflecting our growth through ten business combinations between November 30, 2000 and March 26, 2010, we currently have 269 branch offices in five states.

We are organized under Delaware Law as a multi-bank holding company and have two primary subsidiaries: New York Community Bank and New York Commercial Bank (hereinafter referred to as the “Community Bank” and the “Commercial Bank,” respectively, and collectively as the “Banks”). New York Community Bank has 239 branches in Metro New York, New Jersey, Ohio, Florida, and Arizona; and New York Commercial Bank has 30 branches in Metro New York. We are in the process of seeking approval from our regulators for the merger of the Commercial Bank with and into the Community Bank upon the completion of which we will have one bank subsidiary, the Community Bank.

Both of our banks are New York State-chartered and both are subject to regulation by the FDIC, the Consumer Financial Protection Bureau, and the New York State Department of Financial Services, or DFS. In addition, the holding company is subject to regulation by the Federal Reserve, and to the requirements of the New York Stock Exchange, where shares of our common stock are traded under the symbol “NYCB.”

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number at that address is (516) 683-4100.

Recent Developments

Preliminary Financial Results for the Third Quarter of 2015

On October 21, 2015, we announced preliminary financial results for the three months ended September 30, 2015. We have not filed our Quarterly Report on Form 10-Q for the three months ended September 30, 2015 and, therefore, our operating results for the period are subject to completion of our normal quarter-end closing and review procedures, which may result in changes to these results. These results should be read in conjunction with the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto presented in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. For additional information relating to our preliminary financial results, see Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on October 21, 2015.

The Company recorded total assets of $49.0 billion at September 30, 2015, a $397.0 million increase from the balance as of June 30, 2015 and a $486.3 million increase from the balance at December 31, 2014. Loans, net accounted for $36.5 billion, or 74.4%, of the September 30, 2015 balance, while total securities accounted for $6.8 billion, or 13.8%.

The Company’s asset quality reflected continued improvement in the three and nine months ended September 30, 2015 in its portfolio of non-covered loans held for investment (excluding purchased credit-impaired loans) and non-covered other real estate owned. Non-performing non-covered assets fell $60.1 million year-to-date to $78.8 million. The balance of non-performing non-covered assets reached its lowest point since 2008, as such assets represented 0.17% of total non-performing assets as of September 30, 2015.

Deposits totaled $28.3 billion at September 30, 2015, a $48.6 million decrease from the balance at December 31, 2014. The decrease was the net effect of a $902.7 million reduction in certificates of deposit to $5.5 billion and an $854.2 million increase in all other deposits combined. Included in the latter increase was a rise in non-interest-bearing deposits to $2.6 billion from $2.3 billion at year-end.

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Borrowed funds rose $712.4 million from the balance at June 30, 2015 and $497.3 million from the balance at December 31, 2014 to $14.7 billion at September 30, 2015. Wholesale borrowings accounted for $14.4 billion of the balance at September 30, 2015, reflecting a linked-quarter increase of $712.3 million and a nine-month increase of $497.1 million. Borrowed funds represented 30.0% of total assets at September 30, 2015, as compared to 28.8% and 29.3%, respectively, at June 30, 2015 and December 31, 2014.

The Company generated GAAP earnings of $114.7 million in the current third quarter, as compared to $123.7 million and $120.3 million, respectively, in periods ending June 30, 2015 and September 30, 2014. The respective amounts were equivalent to $0.26, $0.28, and $0.27 per diluted share.

Net interest income totaled $279.4 million in the current third quarter, reflecting a linked-quarter decrease of $5.7 million, reflecting decreased prepayment penalty income, decreased interest income and increased interest expenses, and a year-over-year decrease of $9.6 million, reflecting decreased prepayment penalty income, decreased interest income and decreased interest expenses. In addition, the Company’s margin declined to 2.56% in the current third quarter from 2.64% and 2.69%, respectively, in the trailing and year-earlier three months. Non-interest expenses fell $4.6 million sequentially and rose $2.1 million year-over-year to $147.3 million in the three months ended September 30, 2015.

Operating expenses declined to $146.0 million in the current third quarter from $150.6 million in the second quarter of this year. Year over year, operating expenses rose $2.9 million.

Reflecting the new capital rules under Basel III that took effect on January 1, 2015, the regulatory capital ratios for both the Community Bank and the Commercial Bank continued to exceed the federal requirements for “well capitalized” classification.

Entry into an Agreement and Plan of Merger with Astoria

On October 28, 2015, we entered into an Agreement and Plan of Merger with Astoria, or the merger agreement. The merger agreement provides that, upon the terms and subject to the conditions set forth therein, Astoria will merge with and into the Company, in a transaction referred to as the merger, with the Company as the surviving corporation in the merger. Immediately following the merger, Astoria’s wholly owned subsidiary, Astoria Bank, will merge with and into the Community Bank, in a transaction referred to as the bank merger. The Community Bank will be the surviving savings bank in the bank merger.

Astoria, headquartered in Lake Success, New York, is the holding company for Astoria Bank, the second largest thrift depository in New York. At September 30, 2015, Astoria’s total assets were $15.1 billion, its total deposits were $9.0 billion and its stockholders’ equity was $1.7 billion. Astoria Bank provides its retail and business customers and the local communities it serves with financial products and services through 87 banking branch locations, a business banking office in Manhattan, and multiple delivery channels, including a mobile banking application. Astoria Bank originates multi-family and commercial real estate loans, primarily on rent-controlled and rent-stabilized apartment buildings located in New York City and the surrounding metropolitan area, and originates residential mortgage loans through its banking and loan production offices in New York, a broker network in four states, primarily along the East Coast, and correspondent relationships covering 13 states and the District of Columbia.

Subject to the terms and conditions of the merger agreement, upon the closing of the merger, Astoria shareholders will have the right to receive one share of our common stock for each share of common stock, par value $0.01 per share, of Astoria and $0.50 in cash, which we refer to as the cash consideration. At the time of the closing of the merger, each option granted by Astoria to purchase shares of Astoria common stock will fully vest and be converted automatically into the right to receive shares of our common stock with a value equal to the average closing price of our common stock for the five trading days preceding the closing of the merger and the cash consideration. Each restricted share of Astoria common stock and each restricted stock unit of Astoria

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common stock will fully vest and be converted automatically upon the closing of the merger into the right to receive one share of company common stock and the cash consideration. Each share of preferred stock, par value $1.00 per share of Astoria with a liquidation preference of $1,000 per share issued and outstanding immediately prior to the merger will be automatically converted into the right to receive one share of preferred stock of the Company, which will be designated as Non-Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, with a liquidation preference of $1,000 per share. In connection with the merger, the Company will seek shareholder approval to amend its certificate of incorporation to increase its authorized shares of common stock from 600 million to 900 million.

The merger is subject to customary closing conditions and, pending receipt of the necessary shareholder and regulatory approvals, the merger is currently expected to be completed in the fourth quarter of 2016. The merger agreement provides certain termination rights for both the Company and Astoria and further provides that a termination fee of $69.5 million will be payable by either the Company or Astoria, as applicable, upon termination of the merger agreement under certain circumstances.

Under the terms of the merger agreement, upon the completion of the merger, Monte N. Redman, President and Chief Executive Officer of Astoria and Astoria Bank, and Ralph Palleschi, Chairman of Astoria and Astoria Bank, will become members of our board of directors.

Proposed Balance Sheet Repositioning

In anticipation of the merger, the Company expects to reposition its balance sheet in the fourth quarter of 2015 by prepaying approximately $10 billion of wholesale borrowings, which is expected to result in a one-time after-tax prepayment charge of approximately $614 million. The Company is undertaking this offering of shares of its common stock in order to offset the impact of this charge on its capital. Due to the charge related to the proposed balance sheet repositioning, any future dividends paid by the Company over the next four quarters will require regulatory clearance. Based upon an anticipated dividend payout ratio of 50% upon completion of the merger, the Company has decided, going forward, to re-allocate $0.08 cents per share from its traditional dividend payment to support its future growth and capital strength. Accordingly, our expected dividend will be $0.17 per share, subject to regulatory approval, beginning in the first quarter of 2016.

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THE OFFERING

Common stock offered by New York Community Bancorp, Inc.	shares.

Common stock to be outstanding after this offering	shares.

Use of proceeds	The net proceeds from the sale of our common stock in this offering will be approximately $ million, after deducting the underwriting discounts and commissions and our estimated offering expenses totaling approximately $ million. We intend to use a substantial portion of the net proceeds to make a capital contribution to the Community Bank and the remainder for general corporate purposes, including the payment of dividends.

Dividend policy	On October 21, 2015, we announced that our board of directors declared a $0.25 per share dividend, payable on November 18, 2015 to shareholders of record as of November 6, 2015. Based upon an anticipated dividend payout ratio of 50% upon completion of the merger, the Company has decided, going forward, to re-allocate $0.08 cents per share from its traditional dividend payment to support its future growth and capital strength. Accordingly, our expected dividend will be $0.17 per share, subject to regulatory approval, beginning in the first quarter of 2016.

We generally pay quarterly dividends on our common stock depending on our financial results, determinations by our board of directors and certain regulatory requirements. Due to the charge related to the proposed balance sheet repositioning, any future dividends paid by the Company over the next four quarters will require regulatory clearance.

Risk factors	See “Risk Factors” and other information incorporated by reference in this prospectus supplement for a discussion of risks and uncertainties involved in an investment in shares of our common stock.

Unless otherwise indicated, all information in this prospectus supplement excludes 24,716 shares of our common stock held in treasury, 6,358,017 shares of our common stock reserved for issuance upon the exercise of outstanding stock options to purchase shares of our common stock granted under our stock plans, 12,241,112 shares of our common stock reserved for issuance pursuant to future grants under the our stock plans, 2,400 shares of our common stock subject to outstanding options, 12,221,512 shares of our common stock subject to outstanding warrants in connection with our Bifurcated Option Note Unit SecuritiESSM Units, and 10,244,408 shares of our common stock that may be offered and sold according to the terms of the New York Community Bancorp, Inc. Dividend Reinvestment and Stock Purchase Plan effective April 25, 2008.

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RISK FACTORS

An investment in our common stock is subject to various risks and uncertainties that are inherent in our business. In addition to general investment risks and the other information contained in or incorporated by reference into this prospectus supplement, including the matters addressed under the section “Special Note Regarding Forward-Looking Statements,” you should carefully consider the following risk factors before making an investment decision. You should also consider the other information in this prospectus supplement and the other documents incorporated by reference into this prospectus supplement. See “Incorporation By Reference.” Additional risks that are not currently known to us, or that we currently believe to be immaterial, may also have a material effect on our financial condition and results of operations.

Risks Related to the Common Stock

The price of our common stock may fluctuate.

The market price of our common stock could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, including market sentiment regarding our entry into the merger agreement. These risks may be affected by:

•	operating results that vary from the expectations of our management or of securities analysts and investors;

•	developments in our business or in the financial services sector generally;

•	regulatory or legislative changes affecting our industry generally or our business and operations;

•	operating and securities price performance of companies that investors consider to be comparable to us;

•	changes in estimates or recommendations by securities analysts or rating agencies;

•	announcements of strategic developments, acquisitions, dispositions, financings and other material events by us or our competitors; and

•	changes in global financial markets and economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Furthermore, given recent and ongoing volatile market and economic conditions, the market price of our common stock may continue to be subject to further significant market fluctuations. While the U.S. and other governments continue efforts to restore confidence in financial markets and promote economic growth, we cannot assure you that continued or further market and economic turmoil will not occur in the near or long term, which would negatively affect our business, financial condition and results of operations, as well as the price and trading volume volatility of our common stock.

We will issue additional shares if the Astoria merger is completed and there may be future sales or other dilution of our equity that may adversely affect the market price of our common stock.

Based on the number of shares of Astoria common stock outstanding as of October 26, 2015, we expect to issue approximately 101 million shares of common stock if the proposed merger with Astoria is completed.

Except as required by the underwriters in connection with this offering discussed in “Underwriting,” we are not restricted from issuing additional common stock, preferred stock and any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. Any issuance of additional common stock will dilute the ownership interest of existing common stockholders. Further, the market price of our common stock could decline after this offering as a result of future offerings by us of our common stock, preferred stock or securities convertible into or exchangeable for, or that represent the right to receive, common stock, or the perception that such offers or sales could occur.

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Our common stock is equity and is subordinate to our existing and future indebtedness and preferred stock.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all indebtedness of, and other non-equity claims on, the Company with respect to assets available to satisfy claims. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of the holders of any series of preferred stock we may issue.

Various factors could make a takeover attempt of the Company more difficult to achieve.

Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to certain federal banking laws and regulations, could make it more difficult for a third party to acquire the Company without the consent of our board of directors, even if doing so were perceived to be beneficial to our stockholders. These provisions also make it more difficult to remove our current board of directors or management or to appoint new directors, and also regulate the timing and content of stockholder proposals and nominations, and qualification for service on our board of directors. In addition, we have entered into employment agreements with certain executive officers and directors that would require payments to be made to them in the event that their employment was terminated following a change in control of the Company or the Banks. These payments may have the effect of increasing the costs of acquiring the Company. The combination of these provisions could effectively inhibit a non-negotiated merger or other business combination, which could adversely impact the market price of our common stock.

If we defer payments on our trust preferred capital debt securities or are in default under the related indentures, we will be prohibited from making distributions on our common stock.

The terms of our outstanding trust preferred capital debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring or making a liquidation payment on such stock, if an event of default has occurred and is continuing under the applicable indenture, we are in default with respect to a guarantee payment under the guarantee of the related trust preferred securities, or we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing. In addition, without notice to, or consent from, the holders of our common stock, we may issue additional series of trust preferred capital debt securities with similar terms or enter into other financing agreements that limit our ability to purchase or pay dividends or distributions on our common stock.

Risks Related to the Proposed Merger and the Balance Sheet Repositioning

The market price of shares of our common stock after the merger may be affected by factors different from those affecting the shares currently.

Upon completion of the merger, each share of Astoria common stock will be converted into the right to receive 1 share of Company common stock and $0.50 in cash and holders of Astoria common stock will become holders of Company common stock. The Company’s business differs in important respects from that of Astoria, and, accordingly, the results of operations of the combined company and the market price of Company common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of each of the Company and Astoria.

The success of the merger and our integration of the Acquired Branches will depend on a number of uncertain factors.

The success of the merger will depend on a number of factors, including, without limitation:

•	our ability to integrate the branches acquired from Astoria Bank, Astoria’s bank subsidiary, in the merger (the “Acquired Branches”) into the Community Bank’s current operations;

•	our ability to limit the outflow of deposits held by our new customers in the Acquired Branches and to successfully retain and manage interest-earning assets (i.e., loans) acquired in the merger;

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•	our ability to control the incremental non-interest expense from the Acquired Branches in a manner that enables us to maintain a favorable overall efficiency ratio;

•	our ability to retain and attract the appropriate personnel to staff the Acquired Branches; and

•	our ability to earn acceptable levels of interest and non-interest income, including fee income, from the Acquired Branches.

Integrating the Acquired Branches will be an operation of substantial size and expense, and may be affected by general market and economic conditions or government actions affecting the financial industry generally. Integration efforts will also likely divert our management’s attention and resources. No assurance can be given that we will be able to integrate the Acquired Branches successfully, and the integration process could result in the loss of key employees, the disruption of ongoing business, or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. We may also encounter unexpected difficulties or costs during the integration that could adversely affect our earnings and financial condition, perhaps materially. Additionally, no assurance can be given that the operation of the Acquired Branches will not adversely affect our existing profitability, that we will be able to achieve results in the future similar to those achieved by our existing banking business, or that we will be able to manage any growth resulting from the merger effectively.

There can be no assurance that we will be able to complete the balance sheet repositioning on the terms currently contemplated or at all.

We intend to complete the balance sheet repositioning in the fourth quarter, however, these actions, which require numerous individual steps, may take longer than anticipated or result in greater costs than currently contemplated. If we are unable to complete all or a portion of the balance sheet repositioning, we would not get the benefit of the after tax savings or other advantages created by the repositioning.

In connection with the merger, we will assume Astoria’s outstanding debt obligations and preferred stock, and our level of indebtedness following the completion of the merger could adversely affect our ability to raise additional capital and to meet our obligations under our existing indebtedness.

In connection with the merger, we will assume $250 million of Astoria’s outstanding indebtedness and Astoria’s obligations related to its outstanding preferred stock. Our existing debt, together with any future incurrence of additional indebtedness, and assumption of Astoria’s outstanding securities could have important consequences for our creditors and our shareholders. For example, it could:

•	limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes;

•	restrict us from making strategic acquisitions or cause the combined company to make non-strategic divestitures;

•	restrict us from paying dividends to our shareholders;

•	increase the combined company’s vulnerability to general economic and industry conditions; and

•	require a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the combined company’s indebtedness, thereby reducing our ability to use cash flow to fund our operations, capital expenditures and future business opportunities.

Following completion of the merger, the holders of our issued and outstanding shares of preferred stock, which we will assume from Astoria, as well as any shares of preferred stock that we may issue in the future, would receive, upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is

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made to holders of our common stock, their liquidation preferences as well as any accrued and unpaid distributions. These payments would reduce the remaining amount of our assets, if any, available for distribution to holders of our common stock.

Termination of the merger agreement could negatively impact the Company.

If the merger agreement is terminated, there may be various consequences. For example, the Company’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger. Additionally, if the merger agreement is terminated, the market price of the Company’s common stock could decline to the extent that the market prices since the announcement of the merger reflect a market assumption that the merger will be completed. If the merger agreement is terminated under certain circumstances, Astoria or the Company may be required to pay to the other party a termination fee equal to $69.5 million.

The Company will be subject to business uncertainties while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on the Company. These uncertainties may impair the Company’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with the Company to seek to change existing business relationships with the Company. Retention of certain employees by the Company may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with the Company. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the Company, the Company’s business could be harmed.

If the merger is not completed, the Company will have incurred substantial expenses without realizing the expected benefits of the merger.

The Company has incurred and will incur substantial expenses in connection with the negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses related to this offering of shares of its common stock and all filing and other fees paid to the SEC in connection with this offering. If the merger is not completed, the Company would have to recognize these expenses without realizing the expected benefits of the merger.

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on the combined company following the merger.

Before the merger and the bank merger may be completed, the Company must obtain approvals from the Federal Reserve, the FDIC and DFS. Other approvals, waivers or consents from regulators may also be required. In determining whether to grant these approvals the regulators consider a variety of factors, including the regulatory standing of each party. An adverse development in either party’s regulatory standing or these factors could result in an inability to obtain approval or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. Such conditions or changes could have the effect of delaying or preventing completion of the merger or the bank merger or imposing additional costs on or limiting the revenues of the combined company following the merger and the bank merger, any of which might have an adverse effect on the combined company following the merger.

The processing time for obtaining regulatory approvals for bank mergers, particularly for larger institutions, has increased since the financial crisis. Specifically, the Dodd-Frank Act requires bank regulators to consider financial stability concerns when evaluating a proposed bank merger. We are only aware of one other transaction since the enactment of the Dodd-Frank Act that caused the surviving entity to cross the $50 billion in total consolidated assets threshold.

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In a recent approval order, the Federal Reserve has stated that if material weaknesses are identified by examiners before a banking organization applies to engage in expansionary activity, the Federal Reserve will not in the future allow the application to remain pending while the banking organization addresses its weaknesses. The Federal Reserve explained that, in the future, if issues arise during processing of an application, a banking organization will withdraw its application pending resolution of any supervisory concerns. Accordingly, if there is an adverse development in either party’s regulatory standing we may be required to withdraw the application for approval of the proposed merger.

If the merger is successfully completed, our total consolidated assets following the completion of the merger will be over $50 billion and we will be subject to stricter prudential standards required by the Dodd-Frank Act for large bank holding companies.

Pursuant to the current requirements of the Dodd-Frank Act, a bank holding company whose total consolidated assets average more than $50 billion over the four most recent quarters is determined to be a “systemically important financial institution”, or a SIFI, and therefore is subject to stricter prudential standards, primarily including capital requirements, liquidity requirements, risk-management requirements, capital stress test requirements, dividend limits, and early remediation regimes. The Dodd-Frank Act permits, but does not require, the Federal Reserve to apply heightened prudential standards in a number of other areas, including short-term debt limits and enhanced public disclosure.

Following the closing of the proposed merger, based on current definitions and requirements for a SIFI, we will become subject to the enhanced regulatory standards applicable to bank holding companies at the end of the quarter in which the proposed merger closes, including but not limited to submitting an annual capital plan, undergoing an annual supervisory capital stress test and two company-run capital stress tests, enhanced requirements for liquidity risk management and overall risk management, liquidity buffer and liquidity stress testing requirements, submitting a resolution plan, implementation of an enhanced compliance program under the Volcker Rule, and payment of additional Federal Reserve assessments. As a SIFI, we would be required to participate in the annual Comprehensive Capital Assessment and Review, and we would be subjected to heightened supervisory expectations in a range of other areas, including enterprise-wide compliance risk management, corporate governance, recovery and resolution planning, and management of core business lines. Other Dodd-Frank Act requirements applicable to SIFIs that have not yet been implemented in final regulations could apply to us in the future, including single counterparty credit limits, early remediation requirements and limits on payment of incentive-based executive compensation. The date on which we must comply with each SIFI requirement will vary depending on the terms of the particular regulation and timing of the closing of the proposed merger with Astoria.

If the merger is successfully completed, we will be subject to the modified Liquidity Coverage Ratio applicable to bank holding companies with $50 billion or more in total consolidated assets.

On September 3, 2014, the Federal Reserve and other banking regulators adopted final rules implementing a U.S. version of the Basel Committee’s Liquidity Coverage Ratio, the LCR, requirement. The LCR requirement, including the modified version applicable to certain bank holding companies with $50 billion or more in total consolidated assets, requires a banking organization to maintain an amount of unencumbered “high-quality liquid assets” to be at least equal to the amount of its total net cash outflows over a 30-day stress period. Only specific classes of assets qualify under the rule as high-quality assets (the numerator of the LCR), with riskier classes of assets subject to haircuts and caps. The total net cash outflow amount (the denominator of the LCR) is determined under the rule by applying outflow and inflow rates that reflect certain standardized assumptions against the balances of the banking organization’s funding sources, obligations, transactions, and assets over a 30-day stress period. Inflows that can be included to offset outflows are limited to 75% of outflows (which effectively means that banking organizations must hold high-quality liquid assets equal to 25% of outflows even if outflows perfectly match inflows over the stress period).

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The initial compliance date for the modified LCR will be January 2016, with the requirement fully phased-in by January 2017. Although we are not currently subject to the modified LCR requirements, were we to have average total consolidated assets over the four most recent quarters in excess of $50 billion, we would have to comply with the requirements of the modified LCR beginning on the first day of the first quarter after which we exceed that threshold. The modified LCR is a minimum requirement, and the Federal Reserve can impose additional liquidity requirements as a supervisory matter.

This prospectus supplement contains limited financial information on which to evaluate the merger.

Except for the information that is incorporated by reference, this prospectus supplement does not contain financial information of Astoria or pro forma combined financial information about the Company and Astoria after giving effect to the merger. The financial condition of the combined company following the merger will impact the price of our common stock after the merger.

Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

The Company and Astoria have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on the Company’s ability to successfully combine and integrate the businesses of the Company and Astoria in a manner that permits growth opportunities and does not materially disrupt the existing customer relations nor result in decreased revenues due to loss of customers. It is possible that the integration process could result in the loss of key employees, the disruption of either company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. The loss of key employees could adversely affect the Company’s ability to successfully conduct its business, which could have an adverse effect on the Company’s financial results and the value of its common stock. If the Company experiences difficulties with the integration process and attendant systems conversion, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause the Company and/or Astoria to lose customers or cause customers to remove their accounts from the Company and/or Astoria and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Astoria and the Company during this transition period and for an undetermined period after completion of the merger on the combined company. In addition, the actual cost savings of the merger could be less than anticipated.

Holders of Company common stock will have a reduced ownership and voting interest in the combined company after the merger and will exercise less influence over management.

We expect to issue approximately 101 million shares of common stock if the proposed merger with Astoria is completed. Consequently, our shareholders before the merger, as a group, will exercise less influence over the management and policies of the combined company than they currently may have over the management and policies of the Company.

Lawsuits that may be filed against Astoria and the Company could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages.

The outcome of any such litigation is uncertain. If the cases are not resolved, these lawsuits could prevent or delay completion of the merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. Plaintiffs may file additional lawsuits against the Company, Astoria and/or the directors and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect the Company’s business, financial condition, results of operations and cash flows.

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PRICE RANGE OF OUR COMMON STOCK AND DIVIDENDS PAID

Our common stock is listed and traded on the NYSE under the symbol “NYCB.” As of October 27, 2015, there were 12,599 holders of record of our common stock. The following table sets forth for the periods indicated the range of the high and low reported sales prices of our common stock on the NYSE, and the cash dividends declared per share. On October 28, 2015, the last reported sale price of our common stock on the NYSE was $19.16 per share.

	High	Low	Dividends Per Share
2015
Fourth Quarter (through October 28, 2015)	$19.16	$18.06	$0.25	(1)
Third Quarter	19.03	16.65	0.25
Second Quarter	18.68	16.70	0.25
First Quarter	16.92	15.25	0.25

2014
Fourth Quarter	$16.26	$14.86	$0.25
Third Quarter	16.43	15.45	0.25
Second Quarter	16.25	14.82	0.25
First Quarter	17.34	15.35	0.25

2013
Fourth Quarter	$16.85	$15.20	$0.25
Third Quarter	15.79	14.12	0.25
Second Quarter	14.23	12.96	0.25
First Quarter	14.35	13.06	0.25

The amount of future dividends will depend on our earnings, financial condition, capital requirements and other factors, and will be determined by our board of directors on a quarterly basis.

(1)	On October 21, 2015, we announced that our board of directors declared a $0.25 per share dividend, payable on November 18, 2015 to shareholders of record as of November 6, 2015. Based upon an anticipated dividend payout ratio of 50% upon completion of the merger, the Company has decided, going forward, to re-allocate $0.08 cents per share from its traditional dividend payment to support its future growth and capital strength. Accordingly, our expected dividend will be $0.17 per share, subject to regulatory approval, beginning in the first quarter of 2016.

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USE OF PROCEEDS

The net proceeds from the sale of our common stock in this offering will be approximately $         million, after deducting the underwriting discounts and commissions and our estimated offering expenses totaling approximately $             million. We intend to use a substantial portion of the net proceeds to make a capital contribution to the Community Bank and the remainder for general corporate purposes, including the payment of dividends.

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DESCRIPTION OF COMMON STOCK

The following description of our common stock is qualified in its entirety by reference to the Company’s amended and restated certificate of incorporation, certificate of amendment of the amended and restated certificate of incorporation, and amended and restated bylaws, filed as exhibits to the registration statement of which this prospectus supplement forms a part.

The Company, which is incorporated under the General Corporation Law of the State of Delaware (“DGCL”), is currently authorized to issue 600,000,000 shares of its common stock, $0.01 par value, of which 444,322,450 shares were issued and outstanding as of August 4, 2015. The Company is also authorized to issue 5,000,000 shares of its preferred stock, $0.01 par value, of which none have been issued. The Company’s board of directors may at any time, without any approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

In connection with the proposed merger, the Company expects to seek shareholder approval of an amendment to its certificate of incorporation to increase its authorized shares of common stock by 300,000,000 to 900,000,000.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Certain matters require an 80% stockholder vote, which is calculated after giving effect to a provision limiting voting rights. This provision in the Company’s amended and restated certificate of incorporation provides that, with limited exception, stockholders who beneficially own in excess of 10% of the then-outstanding shares of common stock of the Company are not entitled to any vote with respect to shares held in excess of the 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate as well as persons acting in concert with such person or entity. Holders of common stock are not entitled to cumulate their votes in the election of directors. The Company’s amended and restated certificate of incorporation requires an 80% stockholder vote for the amendment of certain provisions of the Company’s amended and restated certificate of incorporation and for the amendment of the Company’s amended and restated bylaws.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by the Company before such securities are offered to others. The absence of preemptive rights increases the Company’s flexibility to issue additional shares of common stock in connection with the Company’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by the Company’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, the Company may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Banks are the primary source of funds available to us for payment of dividends to our stockholders and for other needs. The declaration and amount of future dividends will depend on circumstances existing at the time, including the Company’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as the Company’s board of directors deems relevant. See “Regulation and Supervision” on page 9 of the accompanying prospectus.

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On a stand-alone basis, the Company’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or winding-up of the affairs of the Company, holders of common stock are entitled to receive their pro rata portion of the remaining assets of the Company after the holders of the Company’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

The Company’s amended and restated certificate of incorporation and amended and restated bylaws contain several provisions that may make the Company a less attractive target for an acquisition of control by anyone who does not have the support of the Company’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent.

Business Combinations with Interested Stockholders

The Company’s amended and restated certificate of incorporation provides that any “Business Combination” (as defined below) involving the Company and an Interested Stockholder must be approved by the holders of at least 80% of the voting power of the outstanding shares of stock entitled to vote, unless either a majority of the “Disinterested Directors” (as defined in the certificate) of the Company has approved the Business Combination or the terms of the proposed Business Combination satisfy certain minimum price and other standards. For purposes of these provisions, an “Interested Stockholder” includes:

•	any person (with certain exceptions) who is the “Beneficial Owner” (as defined in our amended and restated certificate of incorporation) of more than 10% of the Company’s common stock;

•	any affiliate of the Company which is the Beneficial Owner of more than 10% of the Company’s common stock during the prior two years; or

•	any transferee of any shares of the Company’s common stock that were beneficially owned by an “Interested Stockholder” during the prior two years.

For purposes of these provisions, a “Business Combination” is defined to include:

•	any merger or consolidation of the Company or any subsidiary with or into an Interested Stockholder or affiliate of an Interested Stockholder;

•	the disposition of the assets of the Company or any subsidiary having an aggregate value of 25% or more of the combined assets of the Company and its subsidiaries;

•	the issuance or transfer by the Company or any subsidiary of any of its securities to any Interested Stockholder or affiliate of an Interested Stockholder in exchange for cash, securities or other property having an aggregate value of 25% or more of the outstanding common stock of the Company and its subsidiaries;

•	any reclassification of securities or recapitalization that would increase the proportionate share of any class of equity or convertible securities owned by an Interested Stockholder or affiliate of an Interested Stockholder; and

•	the adoption of any plan for the liquidation or dissolution of the Company proposed by, or on behalf of, an Interested Stockholder or an affiliate of an Interested Stockholder.

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This provision is intended to deter an acquiring party from utilizing two-tier pricing and similar coercive tactics in an attempt to acquire control of the Company. However, it is not intended to, and will not, prevent or deter all tender offers for shares of the Company.

Business Combination Statutes and Provisions

Section 203 of the DGCL prohibits business combinations, including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary, with an interested stockholder, which is someone who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless:

•	the transaction that caused the person to become an interested stockholder was approved by the board of directors of the target prior to the transaction;

•	after the completion of the transaction in which the person becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including (a) shares held by persons who are both officers and directors of the issuing corporation, and (b) shares held by specified employee benefit plans;

•	after the person becomes an interested stockholder, the business combination is approved by the board of directors and holders of at least 66-2/3% of the outstanding voting stock, excluding shares held by the interested stockholder; or

•	the transaction is one of certain business combinations that are proposed after the corporation had received other acquisition proposals and that are approved or not opposed by a majority of certain continuing members of the board of directors, as specified in the DGCL.

Neither of the Company’s amended and restated certificate of incorporation or amended and restated bylaws contains an election, as permitted by Delaware law, to be exempt from the requirements of Section 203 of the DGCL.

Restrictions on Ownership

The Bank Holding Company Act of 1956 (the “BHC Act”) generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978, as amended, prohibits an individual or group of individuals from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of DFS banking board before a person, group of persons, or company may acquire 10% or more of the voting stock of the Company or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior DFS approval before it acquired 5% or more of the voting stock of the Company.

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MATERIAL UNITED STATES TAX CONSEQUENCES TO

NON-U.S. HOLDERS OF COMMON STOCK

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by a non-U.S. holder. You are a non-U.S. holder if you are, for United States federal income tax purposes, a beneficial owner of our common stock and you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from our common stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds our common stock, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in our common stock.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

Except as described below, if you are a non-U.S. holder of our common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Subject to the discussion in “FATCA Withholding” below, even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

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•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

If you are a non-U.S. holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis,

•	you are an individual, you hold our common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist, or

•	we are or have been a United States real property holding corporation for United States federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of our common stock and you are not eligible for any treaty exemption.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming, a United States real property holding corporation for United States federal income tax purposes.

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold common stock through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of common stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2019. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

If you are a non-U.S. holder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common stock effected at a United States office of a broker provided that either (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of common stock under FATCA if you are presumed to be a United States person.

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UNDERWRITING

Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives of the underwriters named below and as the book-running managers for this offering. Under the terms and subject to the conditions contained in an underwriting agreement dated October     , 2015, we have agreed to sell to the underwriters named below the following respective numbers of shares of common stock:

Underwriter	Number of Shares
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of $         per share. The underwriters and selling group members may allow a discount of $         per share on sales to other broker/dealers. After the initial public offering, the representative may change the public offering price and concession and discount to broker/dealers. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We estimate that the total expenses of this offering, excluding the underwriting discount and commissions, will be approximately $         million.

The following table summarizes the underwriting discount and commissions we will pay:

	Per Share	Total
Underwriting discount and commissions payable by us	$	$

We have agreed that we will not, directly or indirectly, issue, offer, sell, contract to sell, pledge or otherwise dispose of any shares of our common stock or securities convertible into, or exchangeable or exercisable for, any shares of our common stock, or publicly disclose the intention to make any such issuance, offer, sale, pledge or disposition, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers any economic consequence of ownership of, our common stock or securities convertible into, or exchangeable or exercisable for, any shares of our common stock, in each case without the prior written consent of Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement, except issuances and sales pursuant to the exercise of options or employee stock options outstanding on the date hereof, our dividend reinvestment plan and the exercise of warrants attached to our outstanding BONUSES Units.

Our executive officers and directors have agreed, subject to limited exceptions, that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or establish or

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increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers any economic consequence of ownership of, our common stock or securities convertible into, or exchangeable or exercisable for, any shares of our common stock, in each case whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, without, in each case, the prior written consent of Goldman, Sachs & Co. for a period of 90 days after the date of this prospectus supplement.

Our shares of common stock are listed on the New York Stock Exchange under the symbol “NYCB.”

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

A prospectus supplement and prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Some of the underwriters and their affiliates, have performed and expect to continue to perform financial advisory, banking, investment banking and other commercial services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, cash compensation for such services. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Goldman, Sachs & Co. and Credit Suisse Securities (USA) LLC, and certain of their respective affiliates, have advised the Company on its proposed acquisition of Astoria and will receive, and may continue to receive, cash compensation for such services. In addition, Goldman, Sachs & Co. serves as a counterparty to the Company on certain derivative and hedging arrangements.

We expect that delivery of the common stock will be made against payment therefor on or about November             , 2015.

Selling Restrictions

Notice to Prospective Investors in Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the

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time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a Relevant Member State), no offer of shares of common stock may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We and the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the

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Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at (i) persons who are outside the United Kingdom, (ii) persons who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (iii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, which persons together we refer to in this prospectus as “relevant persons.” This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us or our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA and the offer of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This

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prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (Cth), or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons, which we refer to in this prospectus as the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or

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indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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VALIDITY OF SECURITIES

The validity of the common stock offered by this prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed on for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference certain information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document with the SEC. Any reports we file with the SEC after the date of this prospectus supplement, but before the date that the offering of the securities by means of this prospectus supplement is terminated, will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

We incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 2, 2015;

•	The information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our definitive proxy statement on Schedule 14A filed with the SEC on April 24, 2015;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015 filed with the SEC on May 11, 2015 and August 10, 2015, respectively;

•	Our Current Reports on Form 8-K filed on March 23, 2015, June 3, 2015, June 19, 2015, August 21, 2015, October 21, 2015 and October 29, 2015;

•	All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K unless indicated otherwise in any such Form 8-K), as well as proxy statements; and

•	The description of our common stock contained in our Form 8-A filed on December 12, 2002.

We will provide to each person who so requests, including any beneficial owner to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of these documents from us, at no cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” on page 4 of the accompanying prospectus.

We are responsible for the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

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PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; stock purchase contracts; stock purchase units; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, stock purchase units, or units consisting of a combination of these securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities covered by it. Each time we offer these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “NYCB,” “we,” “us,” “our” or similar references mean New York Community Bancorp, Inc. References to the “Community Bank” mean New York Community Bank, references to the “Commercial Bank” mean New York Commercial Bank, and references to the “Banks” mean New York Community Bank and New York Commercial Bank, collectively.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act of 1933, the “Securities Act,” that registers, among other securities, the offer and sale of the securities that we may offer under this prospectus. The registration statement, including the attached exhibits and schedules included or incorporated by reference in the registration statement, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, the “Exchange Act.”

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at 1-800-SEC-0330 for more information on the SEC’s Public Reference Room.

You may also obtain copies of this information by mail from the Office of Investor Education and Advocacy of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0213, at prescribed rates.

The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers like us who file electronically with the SEC. The address of that site is:

http://www.sec.gov

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2012

Current Reports on Form 8-K	March 4, 2013

The description of NYCB common stock and preferred stock set forth in the registration statement on Form 8-A (No. 1-31565) and any amendment or report filed with the SEC for the purpose of updating this description	December 12, 2002

In addition, we incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and results of operations and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address or phone number:

Investor Relations Department

New York Community Bancorp, Inc.

615 Merrick Avenue

Westbury, New York 11590

(516) 683-4420

In addition, we maintain a corporate website, www.myNYCB.com. On our website, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements regarding our prospective performance and strategies within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” “seek,” “strive,” or “try,” or other similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from those contemplated, expressed or implied, by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the heading “Forward-Looking Statements and Associated Risk Factors” in our most recent Annual Report on Form 10-K, and in other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:

•	general economic conditions, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses;

•	conditions in the securities markets and real estate markets or the banking industry;

•	changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio;

•

changes in interest rates, which may affect our net income, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of our assets, including our investment securities;

•	changes in the quality or composition of our loan or securities portfolios;

•	changes in our capital management policies, including those regarding business combinations, dividends, and share repurchases, among others;

•	our use of derivatives to mitigate our interest rate exposure;

•	changes in competitive pressures among financial institutions or from non-financial institutions;

•	changes in deposit flows and wholesale borrowing facilities;

•	changes in the demand for deposit, loan, and investment products and other financial services in the markets we serve;

•	our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers;

•	changes in our customer base or in the financial or operating performances of our customers’ businesses;

•	any interruption in customer service due to circumstances beyond our control;

•	our ability to retain key personnel;

•	potential exposure to unknown or contingent liabilities of companies we have acquired or may acquire in the future;

•	the outcome of pending or threatened litigation, or of other matters before regulatory agencies, whether currently existing or commencing in the future;

•	environmental conditions that exist or may exist on properties owned by, leased, by or mortgaged to the Company;

•	any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan, or other systems;

•	operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	the ability to keep pace with, and implement on a timely basis, technological changes;

•

changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other changes pertaining to banking, securities, taxation, rent regulation and housing, financial accounting and reporting, environmental protection, and insurance; and the ability to comply with such changes in a timely manner;

•	changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Department of the Treasury and the Board of Governors of the Federal Reserve System;

•	changes in accounting principles, policies, practices, or guidelines;

•	any breach in performance by the Community Bank under its loss sharing agreements with the Federal Deposit Insurance Corporation (the “FDIC”);

•	changes in our estimates of future reserves based upon the periodic review thereof under relevant regulatory and accounting requirements;

•

changes in regulatory expectations relating to predictive models we use in connection with stress testing and other forecasting or in the assumptions on which such modeling and forecasting are predicated;

•

the ability to successfully integrate any assets, liabilities, customers, systems and management personnel of any banks we may acquire into our operations, and our ability to realize related revenue synergies and cost savings within expected time frames;

•	changes in our credit ratings or in our ability to access the capital markets;

•	war or terrorist activities; and

•	other economic, competitive, governmental, regulatory, technological, and geopolitical factors affecting our operations, pricing and services.

It should be noted that we routinely evaluate opportunities to expand through acquisitions and frequently conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place at any time, and acquisitions involving cash or our debt or equity securities may occur.

In addition, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

Readers are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

NEW YORK COMMUNITY BANCORP, INC.

With total consolidated assets of $44.1 billion at December 31, 2012, we are the 20th largest bank holding company in the nation and, with deposits of $24.9 billion, its 23rd largest depository. The Company has two bank subsidiaries: New York Community Bank, a thrift, with 240 branches serving customers throughout Metro New York, New Jersey, Florida, Ohio, and Arizona; and New York Commercial Bank, with 35 branches serving customers in Manhattan, Queens, Brooklyn, Long Island, and Westchester County in New York.

Reflecting our growth through a series of acquisitions, the Community Bank operates through seven local divisions, each with a history of service and strength: Queens County Savings Bank in Queens, Roslyn Savings Bank on Long Island, Richmond County Savings Bank on Staten Island, Roosevelt Savings Bank in Brooklyn; Garden State Community Bank in New Jersey; Ohio Savings Bank in Ohio; and AmTrust Bank in Florida and Arizona. Similarly, the Commercial Bank operates 18 of its branches under the divisional name Atlantic Bank.

Additional information about us and our bank subsidiaries is available at our websites, www.myNYCB.com and www.NewYork Commercial Bank.com. The content of our websites shall not be deemed to be incorporated by reference into this prospectus.

Loans represented $31.8 billion, or 72.0%, of total consolidated assets at December 31, 2012, including non-covered loans held for investment of $27.3 billion, non-covered loans held for sale of $1.2 billion, and covered loans (i.e., acquired loans that are covered by FDIC loss sharing agreements) of $3.3 billion. Multi-family loans represented $18.6 billion, or 68.2% of total loans held for investment, with commercial real estate loans representing $7.4 billion, or 27.3%, at December 31, 2012.

We are the leading producer of multi-family mortgage loans in New York City, with an emphasis on apartment buildings that feature below-market rents. In addition, the Company ranks 13th among the top aggregators of one-to-four family mortgage loans in the nation, with $10.9 billion of such loans produced for sale in 2012. In contrast to our multi-family lending niche in New York City, our market for one-to-four family mortgage loans is nationwide.

The Banks are subject to comprehensive regulation, examination, and supervision by the New York State Department of Financial Services (the “NYSDFS”) and the FDIC. As a bank holding company, we are subject to regulation, examination, and supervision by the Federal Reserve Board (the “FRB”).

Our principal executive offices are located at 615 Merrick Avenue, Westbury, New York 11590, and our telephone number is (516) 683-4100. Our common stock trades on the New York Stock Exchange under the symbol “NYCB.”

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 4.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges were as follows for the periods presented:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of Earnings to Fixed Charges:
Excluding Interest on Deposits	2.57	2.42	2.58	2.13	1.09
Including Interest on Deposits	2.22	2.09	2.12	1.80	1.06

For the purpose of computing the ratio of earnings to fixed charges, “earnings” consist of income before income taxes and extraordinary items plus fixed charges, excluding capitalized interest. “Fixed charges” consist of interest on short-term and long-term debt, including interest related to capitalized leases and capitalized interest, and one-third of rent expense, which approximates the interest component of that expense. In addition, where indicated, fixed charges include interest on deposits.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing our outstanding common stock; financing possible acquisitions of branches or other financial institutions or financial service companies; extending credit to, or funding investments in, our subsidiaries; and repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurring basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise.

REGULATION AND SUPERVISION

Our principal banking subsidiary, New York Community Bank, is a New York State-chartered savings bank and its deposit accounts are insured under the Deposit Insurance Fund (the “DIF”) of the FDIC up to applicable legal limits. We also have a wholly-owned commercial bank subsidiary, New York Commercial Bank, a New York State-chartered commercial bank with deposit accounts that also are insured by the DIF up to applicable legal limits. Both the Community Bank and the Commercial Bank are subject to extensive regulation and supervision by the NYSDFS, as their chartering agency, and by the FDIC, as their insurer of deposits. Both institutions must file reports with the NYSDFS and the FDIC concerning their activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other depository institutions. Furthermore, the banks are periodically examined by the NYSDFS and the FDIC to assess compliance with various regulatory requirements, including safety and soundness considerations. This regulation and supervision establishes a comprehensive framework of activities in which a savings bank and a commercial bank can engage, and is intended primarily for the protection of the DIF and depositors rather than for the protection of security holders. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss allowances for regulatory purposes. Any change in such regulation, whether by the NYSDFS, the FDIC, or through legislation, could have a material adverse impact on us, the Community Bank or the Commercial Bank and their operations, and our shareholders.

As a registered bank holding company, we are required to file certain reports with, and otherwise comply with, the rules and regulations of the FRB, the NYSDFS, and the SEC under federal securities laws. In addition, the FRB periodically examines us.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the Banks are restricted by federal and state statutes and regulations. Under applicable banking statutes, at December 31, 2012, the Community Bank and the Commercial Bank could have declared additional dividends of approximately $242.4 million and $59.4 million, respectively, without further regulatory approval. The FDIC, the FRB and the NYSDFS also have the authority to limit further the Banks’ payment of dividends based on other factors, such as the maintenance of adequate capital for each subsidiary bank.

In addition, there are various statutory and regulatory limitations on the extent to which either bank subsidiary can finance us or otherwise transfer funds or assets to us or to our non-banking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving the Bank and us or a non-banking subsidiary of ours are limited in amount to 10% of each Bank’s capital and surplus and, with respect to us and all our non-banking subsidiaries, to an aggregate of 20% of each Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2012 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the DIF that insure deposits of banks, rather than for the protection of security holders. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

Changes to laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if changes do occur, the ultimate effect they would have upon our or our subsidiaries’, financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and Wilmington Trust Company, as senior indenture trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and Wilmington Trust Company, as subordinated indenture trustee. Copies of the form of each of these indentures are exhibits to the registration statement of which this prospectus is a part.

The senior debt securities will be unsecured and will rank equally with all of our other senior unsecured indebtedness. The subordinated debt securities will be unsecured and will be subordinated to all of our existing and future senior indebtedness and other financial obligations, as described under “Subordinated Debt Securities—Subordination” beginning on page 18.

The following describes the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by a prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. In addition, indentures do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities that we or our subsidiaries may issue, including indebtedness may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

We may issue debt securities if the conditions contained in the indentures are satisfied. These conditions include the adoption of resolutions by our board of directors and a certificate of an authorized officer that establishes the terms of the debt securities being issued. Any resolution or officer’s certificate approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, including:

•	the title and series designation;

•	the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities that may be issued under the applicable indenture;

•	the principal amount payable, whether at maturity or upon earlier acceleration;

•

whether the principal amount payable will be determined with reference to an index, formula or other method which may be calculated by using, among other measurements, the value of currencies, securities or baskets of securities, commodities, or indices to which any such amount payable is linked;

•	whether the debt securities will be issued as original issue discount securities (as defined below);

•	the date or dates on which the principal of the debt securities is payable;

•	any fixed or variable interest rate or rates per annum, or the method or formula for determining an interest rate;

•	the date from which any interest will accrue;

•	any interest payment dates;

•	whether the debt securities are senior or subordinated and, if subordinated, the terms of the subordination if different from that summarized in this prospectus;

•	the price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	the stated maturity date;

•	whether the debt securities are to be issued in global form;

•	any sinking fund requirements;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the minimum denominations;

•	whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	any restrictions on the offer, sale and delivery of the debt securities;

•	information with respect to book-entry procedures;

•	the place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•

whether and how we may satisfy our obligations with regard to payment upon maturity, any redemption, required repurchase, any exchange provisions or interest payment through the delivery to holders of other securities, which may or may not be issued by us, or a combination of cash, securities and/or property, referred to as “maturity consideration”;

•

the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which, at the time of issuance, is below market rates, and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the accompanying prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. Federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee, according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, without coupons, and in denominations of (1) $1,000 or integral multiples of $1,000 for any senior debt security, and (2) $100,000 or any integral multiple of $1,000 in excess of $100,000 for any subordinated debt security.

No service charge will be required for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal, maturity consideration and any premium and interest in the manner, at the places, and subject to the restrictions set forth in the applicable indenture the debt securities and the applicable prospectus supplement. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following constitute events of default under the senior indenture with respect to the senior debt securities:

•	default in the payment of any principal or premium on senior debt securities when due;

•	default in the payment of any interest on senior debt securities when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on senior debt securities when due;

•	default in the deposit of any sinking fund payment on senior debt securities when due;

•

default in the performance of any other obligation contained in the applicable indenture for the benefit of that series or in the senior debt securities of that series, which continues for 60 days after written notice;

•

default in the payment of any of our other indebtedness or the indebtedness of any principal constituent bank (as defined below) (whether currently existing or created in the future) having an original or principal amount of $5,000,000 or more which results in acceleration of that indebtedness, and such acceleration has not been rescinded or annulled within 30 days of the related declaration;

•	specified events in bankruptcy, insolvency or reorganization of us or any principal constituent bank; and

•	any other event of default provided with respect to senior debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any principal constituent bank) occurs and is continuing for any series of senior debt securities, the senior indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the senior debt securities of that series, to be due and payable or deliverable immediately.

Unless otherwise indicated in the applicable prospectus supplement, the following are the events of default under the subordinated indenture with respect to the subordinated debt securities:

•	specified events in bankruptcy, insolvency or reorganization; and

•	with respect to a particular series of subordinated debt securities, any other event of default provided with respect to that series.

If an event of default occurs and is continuing for any series of subordinated debt securities, the subordinated indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding securities of that series may declare all amounts, or any lesser amount provided for in the subordinated debt securities of that series, to be due and payable or deliverable immediately. The subordinated indenture trustee and the holders of subordinated debt securities will not be entitled to accelerate the maturity of the subordinated debt securities in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration, unless such default is an event of default with respect to the subordinated debt securities of the applicable series.

If a default occurs and is continuing under the subordinated indenture, the subordinated indenture trustee may, in its discretion and subject to certain conditions, seek to enforce its rights and the rights of the holders of the subordinated debt securities by appropriate judicial proceedings. The following are defaults under the subordinated indenture with respect to subordinated debt securities of any series:

•	any event of default with respect to subordinated debt securities of that series;

•	default in the payment of any principal or premium on subordinated debt securities of that series when due;

•	default in the payment of any interest on subordinated debt securities of that series when due, which continues for 30 days;

•	default in the delivery or payment of the maturity consideration on subordinated debt securities of that series when due;

•

default in the performance of any other obligation contained in the subordinated indenture for the benefit of that series or in the subordinated debt securities of that series, which continues for 60 days after written notice; and

•	any other default provided with respect to subordinated debt securities of that series.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or, under certain circumstances, issue price of outstanding debt securities of that series, may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or the aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	that holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•

the holders of not less than 25% for any senior debt security, or a majority for any subordinated debt security, in aggregate principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series, also have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•

the indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	the indenture trustee fails to institute the proceeding within 60 days.

However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment of principal and interest under that debt security.

We are required to furnish annually to the indenture trustees a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable indenture supplement, we and the applicable indenture trustee may amend and modify each indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, the issue price of each series of debt securities issued under that indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	change the stated maturity date of the principal or maturity consideration of, or any installment of principal or interest on, any debt security issued under that indenture;

•	reduce the principal amount or maturity consideration of, the rate of interest on, or any premium payable upon the redemption of any debt security issued under that indenture;

•	reduce the amount of principal or maturity consideration of an original issue discount security issued under that indenture payable upon acceleration of its maturity;

•	change the place or currency of payment of principal or maturity consideration of, or any premium or interest on, any debt security issued under that indenture;

•	impair the right to institute suit for the enforcement of any payment or delivery on, or with respect to, any debt security issued under that indenture;

•

reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture, or to waive compliance with certain provisions of the indenture;

•

make any change relating to the subordination of the debt securities in a manner adverse to the holders of those debt securities or, in the case of subordinated debt securities, unless otherwise indicated in the applicable prospectus supplement for a series of subordinated debt securities, in a manner adverse to holders of senior indebtedness, unless the holders of senior indebtedness consent to that change under the terms of that senior indebtedness; or

•

reduce the percentage in principal amount or, under certain circumstances, the issue price of debt securities of any series issued under that indenture, the consent of whose holders is required to waive any past default.

The holders of at least a majority in principal amount or, under certain circumstances, the issue price of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “—Events of Default” beginning on page 12.

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add events of default;

•

to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•

to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee securing the debt securities; or

•	to provide for conversion rights of the holders of the debt securities of any series to enable those holders to convert those securities into other securities.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

•	the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations to:

(1)	pay or deliver the principal or maturity consideration of, and any premium or interest on, the debt securities; and

(2)	perform and observe all of our other obligations under the indentures; and

•	we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

Neither of the indentures provides for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of our assets, or recapitalization of or involving NYCB or a change in our stock ownership. In addition, the indentures do not contain any provision which would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The indenture trustee provides trust services to us and our affiliates in connection with certain trust preferred securities that we currently have outstanding.

The occurrence of any default under either the senior indenture, the subordinated indenture or the indenture between us and the indenture trustee relating to our junior subordinated debentures, which may also be issued under this registration statement, could create a conflicting interest for the indenture trustee under the Trust Indenture Act of 1939, as amended, the “Trust Indenture Act”. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture, or with respect to the junior subordinated debentures issued to certain Delaware statutory trusts of ours under a separate indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special United States tax and other considerations applicable to an offering outside the United States.

SENIOR DEBT SECURITIES

The senior debt securities will be our direct, unsecured obligations and will rank equally with all of our other outstanding senior indebtedness.

Restrictive Covenants

Disposition of Voting Stock of Certain Subsidiaries.    Unless otherwise indicated in the applicable prospectus supplement, we may not sell or otherwise dispose of, or permit the issuance of, any voting stock or any security convertible or exercisable into voting stock of a “principal constituent bank” of ours or any subsidiary of ours which owns a controlling interest in a principal constituent bank. A “principal constituent bank” is a bank subsidiary that has total assets equal to 30% or more of our assets. Any designation of a banking subsidiary as a principal constituent bank with respect to senior debt securities of any series will remain effective until the senior debt securities of that series have been repaid. As of the date of this prospectus, New York Community Bank is our only principal constituent bank and no other banking subsidiaries have been designated as principal constituent banks with respect to any series of debt securities.

This restriction does not apply to dispositions made by us or any subsidiary:

•	acting in a fiduciary capacity for any person other than us or any subsidiary;

•	to us or any of our wholly-owned subsidiaries;

•	if required by law for the qualification of directors;

•	to comply with an order of a court or regulatory authority;

•

in connection with a merger, or consolidation, of a principal constituent bank with or into a wholly-owned subsidiary or a majority-owned banking subsidiary, as long as we hold, directly or indirectly, in the entity surviving of that merger or consolidation, not less than the percentage of voting stock we held in the principal constituent bank prior to that action;

•

if that disposition or issuance is for fair market value as determined by our board of directors, and, if after giving effect to that disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will directly own not less than 80% of the voting stock of that principal constituent bank or any subsidiary which owns a principal constituent bank;

•

if a principal constituent bank sells additional shares of voting stock to its stockholders at any price, if, after that sale, we hold directly or indirectly not less than the percentage of voting stock of that principal constituent bank we owned prior to that sale; or

•

if we or a subsidiary pledges or creates a lien on the voting stock of a principal constituent bank to secure a loan or other extension of credit by a majority-owned banking subsidiary subject to Section 23A of the Federal Reserve Act.

Limitation upon Liens on Certain Capital Stock.    Unless otherwise indicated in the applicable prospectus supplement, we may not at any time, directly or indirectly, create, assume, incur or permit to exist any mortgage, pledge, encumbrance or lien or charge of any kind upon:

•	any shares of capital stock of any principal constituent bank, other than directors’ qualifying shares; or

•	any shares of capital stock of a subsidiary which owns capital stock of any principal constituent bank.

This restriction does not apply to:

•

liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or which we are contesting in good faith by appropriate proceedings, so long as we have set aside on our books adequate reserves to cover the contested amount; or

•	the lien of any judgment, if that judgment is discharged, or stayed on appeal or otherwise, within 60 days.

Defeasance

We may terminate or “defease” our obligations under the senior indenture with respect to the senior debt securities of any series by taking the following steps:

(1)	depositing irrevocably with the senior indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	in the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•

in the case of senior debt securities denominated in a foreign currency, money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	delivering:

•	an opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•

if the senior debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those senior debt securities will not be delisted as a result of the exercise of this defeasance option;

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the senior indenture or any other agreement or instrument, and no default under the senior indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

Subordination

The subordinated debt securities will be subordinated in right of payment to all “senior indebtedness,” as defined in the subordinated indenture. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any debt securities is accelerated, we will have to repay all senior indebtedness before we can make any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery with respect to any senior indebtedness; or

•	there is an event of default with respect to any senior indebtedness which permits the holders of that senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior indebtedness” is defined in the subordinated indenture as the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on:

(i)    all indebtedness, obligations and other liabilities (contingent or otherwise) of NYCB for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or indebtedness incurred in connection with the acquisition of any properties or assets (whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof);

(ii)    all obligations and liabilities (contingent or otherwise) in respect of leases of the Company required or permitted, in conformity with accounting principles generally accepted in the United States of America, to be accounted for as capitalized lease obligations on the balance sheet of the Company;

(iii)    all direct or indirect guaranties or similar agreements by the Company in respect of, and obligations or liabilities (contingent or otherwise) of the Company to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) and (2); and

(iv)    any and all amendments, renewals, extensions and refundings of any indebtedness, obligation or liability of the kind described in clauses (1) through (3).

“Senior Indebtedness” does not include:

(i)    any indebtedness in which the instrument or instruments evidencing or securing the same, or pursuant to which the same is outstanding, or in any amendment, renewal, extension or refunding of such instrument or instruments, it is expressly provided that such indebtedness shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is pari passu or junior to the Securities; or

(ii)    trade accounts payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

The subordinated debt securities of each series will rank equally in right of payment with each other.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

DESCRIPTION OF COMMON STOCK

General

NYCB, which is incorporated under the General Corporation Law of the State of Delaware, is authorized to issue 600,000,000 shares of its common stock, $0.01 par value, of which 440,867,068 shares were issued and outstanding as of March 31, 2013. NYCB is also authorized to issue 5,000,000 shares of preferred stock, $0.01 par value, of which none have been issued as of March 31, 2013. NYCB’s board of directors may at any time, without additional approval of the holders of preferred stock or common stock, issue additional authorized shares of preferred stock or common stock.

Voting Rights

The holders of common stock are entitled to one vote per share on all matters presented to stockholders. Holders of common stock are not entitled to cumulate their votes in the election of directors.

No Preemptive or Conversion Rights

The holders of common stock do not have preemptive rights to subscribe for a proportionate share of any additional securities issued by NYCB before such securities are offered to others. The absence of preemptive rights increases NYCB’s flexibility to issue additional shares of common stock in connection with NYCB’s acquisitions, employee benefit plans and for other purposes, without affording the holders of common stock a right to subscribe for their proportionate share of those additional securities. The holders of common stock are not entitled to any redemption privileges, sinking fund privileges or conversion rights.

Dividends

Holders of common stock are entitled to receive dividends ratably when, as, and if declared by NYCB’s board of directors from assets legally available therefor, after payment of all dividends on preferred stock, if any is outstanding. Under Delaware law, NYCB may pay dividends out of surplus or, if there is no surplus, out of our net profits for the fiscal year in which declared and/or for the preceding fiscal year. Dividends paid by our subsidiary Banks are the primary source of funds available to NYCB for payment of dividends to our stockholders and for other needs. NYCB’s board of directors intends to maintain its present policy of paying regular quarterly cash dividends. The declaration and amount of future dividends will depend on circumstances existing at the time, including NYCB’s earnings, financial condition and capital requirements, as well as regulatory limitations and such other factors as NYCB’s board of directors deems relevant. See “Regulation and Supervision” on page 9.

On a stand-alone basis, NYCB’s principal assets and sources of income consist of investments in our operating subsidiaries, which are separate and distinct legal entities.

Liquidation

Upon liquidation, dissolution or the winding up of the affairs of NYCB, holders of common stock are entitled to receive their pro rata portion of the remaining assets of NYCB after the holders of NYCB’s preferred stock, if any, have been paid in full any sums to which they may be entitled.

Certain Charter and Bylaw Provisions Affecting Stock

NYCB’s Amended and Restated Certificate of Incorporation and Bylaws contain several provisions that may make NYCB a less attractive target for an acquisition of control by anyone who does not have the support of NYCB’s board of directors. Such provisions include, among other things, the requirement of a supermajority vote of stockholders or directors to approve certain business combinations and other corporate actions, a minimum price provision, several special procedural rules, a staggered board of directors, and the limitation that stockholder actions may only be taken at a meeting and may not be taken by unanimous written stockholder consent. The foregoing is qualified in its entirely by reference to NYCB’s Amended and Restated Certificate of Incorporation and Bylaws, both of which are on file with the SEC.

Restrictions on Ownership

The Bank Holding Company Act of 1956, the “BHC Act,” generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of NYCB. “Control” is generally defined as ownership of 25% or more of a class of voting stock, control of the election of a majority of the directors, or the power to exercise a controlling influence. In addition, any existing bank holding company would need the prior approval of the FRB before acquiring 5% or more of a class of voting stock of NYCB. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the FRB has been notified and has not objected to the transaction. Under a rebuttable presumption established by the FRB, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as NYCB, could constitute acquisition of control of the bank holding company. New York law generally requires the prior approval of the NYSDFS’s banking board before a person, group of persons, or company may acquire 10% or more of the voting stock of NYCB or otherwise exercise a controlling influence. Generally under New York law, an existing bank holding company that controls 10% or more of the voting stock of two or more banking institutions located in New York would need prior NYSDFS approval before it acquired 5% or more of the voting stock of NYCB.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.

General

Our Amended and Restated Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	the voting rights (if any) of holders of shares of the preferred stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, other stock purchase contracts or common stock, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

DESCRIPTION OF UNITS

We may issue units consisting of one or more debt securities or other securities, including our common stock, preferred stock, stock purchase contracts, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.

The applicable prospectus supplement will describe:

•

the designation and the terms of the units and of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, stock purchase contracts, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.

The terms and conditions described under “Description of Debt Securities,” “Description of Preferred Stock,” “Description of Common Stock,” “Description of Stock Purchase Contracts and Stock Purchase Units,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “—Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

Significant Provisions of the Unit Agreement

The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, stock purchase contract, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

Obligations of Unit Holder.    Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.

Assumption of Obligations by Transferee.    Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

Remedies.    Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected purchase contracts, on behalf of all the owners.

Limitation on Actions by You as an Individual Holder.    No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

Absence of Protections against All Potential Actions.    There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

Modification without Consent of Holders.    We and the unit agent may amend the unit agreement without the consent of the holders to:

•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

Modification with Consent of Holders.    We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”); or

•

reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “—Modification without Consent of Holders”).

Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described under “Description of Debt Securities—Modification and Waiver.”

Consolidation, Merger or Sale of Assets.    The unit agreement provides that we will not consolidate or combine with, or merge with or into, or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets, to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•

the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents, and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures, with the same effect as if such successor corporation had been named as us.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then pre-vailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of New York Community Bancorp, Inc. and its subsidiaries as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.